Exhibit 10.29

MELROSE CAPITAL ADVISORS, LLC

March 10, 2015

Via email: lalit@healthwarehouse.com

Lalit Dhadphale
President and CEO
HEALTHWAREHOUSE.COM, INC.
7107 Industrial Road
Florence, Kentucky  41042

Re:           Default under $750,000 Amended and Restated Promissory Note dated April 29, 2014, as amended,  made by
                HEALTHWAREHOUSE.COM, Inc. and its affiliates payable to Melrose Capital Advisors, LLC

Dear Lalit,

This letter is written in connection with the Amended and Restated Promissory Note dated April 29, 2014, as amended, in the principal amount of $750,000 (the “Note”) made by HEALTHWAREHOUSE.COM, INC., a Delaware corporation, HWAREH.COM, INC., a Delaware corporation, HOCKS.COM, INC., an Ohio corporation, and Pagosa Health LLC, an Indiana corporation (collectively, “Borrower”) payable to Melrose Capital Advisors, LLC (“Lender”).  Capitalized terms used and not otherwise defined herein will have the meanings set forth in the Note.

Section 7 (a) of the Note required Borrower to have a minimum EBITDAS for the Fiscal Quarter Ending December 31, 2014 of $(160,000) and Section 7 (b) of the Note required Borrower to have a minimum EBITDAS for the Fiscal Year Ending December 31, 2014 of $(420,000).  Per the Certificate provided by the Company, the Borrowers failed to meet the minimum EBITDAS required by the foregoing covenants.  Such failure constitutes Events of Default under the Note.  Borrower has requested that the Lender waive the Events of Default.

Lender hereby grants a waiver of Borrower’s non-compliance with the foregoing covenants and of the Events of Default that would otherwise result from a violation of such covenants, solely for the fiscal quarter ended December 31, 2014 and for the fiscal year ended December 31, 2014.

Except as expressly provided herein, nothing contained herein will be construed as waiving any default or Event of Default under the Note or will affect or impair any right, power or remedy of Lender under the Note or any agreement or instrument executed in connection therewith.

Very truly yours,

MELROSE CAPITAL ADVISORS, LLC

 /s/  Timothy E. Reilly
        Timothy E. Reilly
        Managing Member

cc:           Dan Seliga